                                                                    Exhibit 99.1


                             FOR IMMEDIATE RELEASE

                                 July 10, 2001

Contact:
Daryl G. Byrd, President and CEO  (337) 267-4458 Ext. 4708
John R. Davis, Senior Executive Vice President (919) 676-7641


        IBERIABANK Corporation Reports Sixth Consecutive Record Quarterly
                               Operating Earnings
                               (NASDAQ/NMS: IBKC)


     NEW IBERIA, LOUISIANA -- IBERIABANK Corporation, the holding company of the 114-year-old IBERIABANK (http://www.iberiabank.com), announced record operating earnings for the second quarter of this year. For the quarter ended June 30, 2001, the Company earned $3.6 million, a 15% increase over the same period in 2000. On a per share basis, the Company earned $0.58 per diluted share, up 13% from the same period last year, exceeding average analyst expectations by approximately half a penny.


     Daryl Byrd, President and CEO of IBERIABANK Corporation, remarked, "Many companies are reporting negative earnings surprises and results below consensus expectations. In contrast, we are proud to report IBERIABANK Corporation achieved record quarterly operating earnings for the sixth consecutive quarter. Our share price continues to reflect the improved financial performance of the Company. Based on our current share price, our stock price has increased 31% this year, while the S&P 500 Index dropped 10% over the same period. We are also pleased to report our common stock was selected for inclusion in the Russell 2000 Index effective just a few days ago."


     Total assets at June 30, 2001, were $1.4 billion. Compared to year-end 2000, non-mortgage loans increased nearly $50 million, or approximately 15% on an annual basis, while deposits grew $94 million, or approximately 17% on an annualized basis. Since year-end 2000, noninterest-bearing deposits grew $17 million, or 13% (27% on an annualized basis).


     Return on average assets was 1.02% for the second quarter of 2001, down slightly from 1.03% for the first quarter of 2001. Return on average equity was 10.76% for the second quarter of 2001, down slightly from 10.87% for the first quarter of 2001. On a cash basis, ROA and ROE for the second quarter of 2001 were 1.20% and 12.59%, respectively. The net interest margin for the quarter ended June 30, 2001, was 4.09%, up 14 basis points compared to around 3.95% reported in the prior two quarters. The Company's tangible efficiency ratio was 57.2% in the second quarter, an improvement of 290 basis points compared to 60.1% one-year prior.

     Nonperforming assets consisting of nonaccruing loans, accruing loans more than 90 days past due, and foreclosed property, amounted to $8.4 million or 0.59% of total assets at June 30, 2001, compared to $9.0 million or 0.65% of total assets at March 31, 2001. The allowance for loan losses was 1.05% of loans at June 30, 2001, compared to 1.10% at March 31, 2001. The allowance for loan losses as a percentage of nonperforming loans was 122% at June 30, 2001, compared to 118% at March 31, 2001 and 136% at December 31, 2000.

     Book value, or shareholders' equity, per share at June 30, 2001, was $22.22 and tangible book value per share was $16.11. These figures were up 17% and 28%, respectively, from one-year prior. The Company's Tier 1 Leverage Ratio was 7.15% at June 30, 2001, up from 6.54% one year ago. To date, the Company has repurchased only 8,500 shares of the 300,000 shares that have been authorized under the repurchase program announced on December 12, 2000.

     IBERIABANK operates 23 offices located in south central Louisiana, 11 offices located in northeast Louisiana, and 7 offices located in the greater New Orleans area.

     To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. IBERIABANK Corporation's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)


                                                               For The Three Months Ended                          For The Three
                                                                         June 30                                   Months Ended
                                                               --------------------------                            March 31
                                                                 2001              2000           % Change             2001
------------------------------------------------------------------------------------------------------------------------------------
Income Data
       Net Income                                            $    3,587         $    3,120           15%            $    3,491
       Net Interest Income                                       13,537             12,960            4%                12,757

Per Share Data
       Net Income - Basic                                    $     0.61         $     0.51           18%            $     0.59
       Net Income - Diluted                                        0.58               0.51           13%                  0.57
       Cash Earnings - Diluted                                     0.68               0.62           10%                  0.67

       Book Value (End of Period)                                 22.22              19.02           17%                 21.86
       Tangible Book Value (End of Period)                        16.11              12.56           28%                 15.60
       Cash Dividends                                              0.17               0.16            6%                  0.17

Average Balance Sheet Data
       Loans                                                 $  944,487         $  906,060            4%            $  934,829
       Earning Assets                                         1,318,054          1,297,085            2%             1,288,283
       Total Assets                                           1,406,805          1,382,750            2%             1,377,952
       Deposits                                               1,209,682          1,130,796            7%             1,160,993
       Shareholders' Equity                                     133,677            117,790           13%               130,215

Shares Outstanding
       Diluted                                                6,197,371          6,082,244                           6,126,465
       Book Value  (End of Period)                            6,087,493          6,260,895                           6,068,305

Key Ratios
       Return on Average Assets                                   1.02%              0.91%                               1.03%
       Return on Average Equity                                  10.76%             10.65%                              10.87%
       Net Interest Margin (Tax-equivalent Basis)                 4.09%              3.98%                               3.95%
       Net Charge-Offs to Average Loans                           0.42%              0.14%                               0.27%
       Tangible Efficiency Ratio                                  57.2%              60.1%                               55.8%
       Average Loans to Average Deposits                          78.1%              80.1%                               80.5%
       Nonperforming Assets to Total Assets                       0.59%              0.25%                               0.65%
       Allowance For Loan Losses to Loans                         1.05%              0.98%                               1.10%
       Tier 1 Leverage Ratio                                      7.15%              6.54%                               7.04%

                             IBERIABANK CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (Dollars in thousands)

                                       For The Three Months                     For The Six Months
INCOME STATEMENT                          Ended June 30,                          Ended June 30,
                                   -------------------------------      -------------------------------
                                     2001       2000      % Change        2001        2000     % Change
                                   ---------   --------   --------      ---------   ---------  --------
Interest Income                    $ 25,851     25,843       0.0 %      $ 51,638    $ 50,498      2.3 %
Interest Expense                     12,314     12,883      (4.4)%        25,344      25,167      0.7 %
                                   ---------   --------   -------       ---------   ---------   ------
Net Interest Income                  13,537     12,960       4.5 %        26,294      25,331      3.8 %
Provision For Loan Losses               896        604      48.3 %         1,610       1,085     48.4 %
                                   ---------   --------   -------       ---------   ---------   ------
Net Interest Income After            12,641     12,356       2.3 %        24,684      24,246      1.8 %
      Provision For Loan Losses
Noninterest Income                    3,717      3,104      19.7 %         6,940       6,263     10.8 %
Noninterest Expense                   9,863      9,662       2.1 %        18,784      19,176     (2.0)%
Goodwill Amortization                   792        820      (3.4)%         1,590       1,648     (3.5)%
                                   ---------   --------   -------       ---------   ---------   ------
Income Before Income Taxes            5,703      4,978      14.6 %        11,250       9,685     16.2 %
Income Taxes                          2,116      1,858      13.9 %         4,172       3,610     15.6 %
                                   ---------   --------   -------       ---------   ---------   ------
Net Income                         $  3,587    $ 3,120      15.0 %      $  7,078    $  6,075     16.5 %
                                   =========   ========   =======       =========   =========   ======


BALANCE SHEET                                                     June 30,       December 31,
                                                                    2001            2000         % Change
                                                               -------------   -------------   -----------
ASSETS
Cash and Due From Banks                                            $ 31,535        $ 32,000        (1.5)%
Interest-Bearing Deposits in Banks                                   92,653           2,541     3,546.3 %
Investment Securities Available for Sale                            200,081         268,223       (25.4)%
Investment Securities Held to Maturity                               73,837          76,322        (3.3)%
Federal Home Loan Bank Stock                                          5,508           7,997       (31.1)%
Loans Held For Sale                                                  18,070           3,347       439.9 %
Loans, Net of Unearned Income                                       945,089         940,525         0.5 %
Allowance for Loan Losses                                            (9,906)        (10,239)       (3.3)%
Accrued Interest Receivable                                           8,029           9,142       (12.2)%
Premises and Equipment                                               20,619          21,465        (3.9)%
Goodwill and Acquisition Intangibles                                 37,206          38,796        (4.1)%
Other Assets                                                         12,190           6,043       101.7 %
                                                               -------------   -------------   ---------
          Total Assets                                          $ 1,434,911     $ 1,396,162         2.8 %
                                                               =============   =============   =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-Bearing Deposits                                      $ 146,866       $ 129,468        13.4 %
Interest-Bearing Deposits                                         1,090,839       1,013,719         7.6 %
Short-Term Borrowings                                                     -          54,000      (100.0)%
Repurchase Agreements                                                 5,692               -         0.0 %
Accrued Interest Payable                                              3,674           5,480       (33.0)%
Long-Term Debt                                                       46,926          60,843       (22.9)%
Other Liabilities                                                     5,644           5,610         0.6 %
                                                               -------------   -------------   ---------
          Total Liabilities                                       1,299,641       1,269,120         2.4 %
Total Shareholders' Equity                                          135,270         127,042         6.5 %
                                                               -------------   -------------   ---------
          Total Liabilities and Shareholders' Equity            $ 1,434,911     $ 1,396,162         2.8 %
                                                               =============   =============   =========

                   IBERIABANK CORPORATION
                      LOANS RECEIVABLE
                   (Dollars in thousands)

                                               June 30,      % of        December 31,    % of       %
                                                 2001        Total           2000        Total    Change
                                             -----------   ---------     ------------  --------  --------
Residential Mortgage Loans:
        Residential 1-4 family                $ 236,051      25.0%        $ 279,193      29.7%    (15.5)%
        Construction                              5,712       0.6%            7,482       0.8%    (23.7)%
                                             -----------   -------       -----------   -------    ------
             Total Mortgage Loans               241,763      25.6%          286,675      30.5%    (15.7)%
Commercial Loans:
        Business                                 94,628      10.0%           78,986       8.4%     19.8 %
        Real Estate                             206,589      21.9%          196,479      20.9%      5.1 %
                                             -----------   -------       -----------   -------    ------
             Total Commercial Loans             301,217      31.9%          275,465      29.3%      9.3 %
Consumer Loans:
        Home Equity                             113,601      12.0%          108,070      11.5%      5.1 %
        Automobile                               27,035       2.9%           25,297       2.7%      6.9 %
        Indirect Automobile                     221,088      23.4%          205,143      21.8%      7.8 %
        Credit Card Loans                         9,770       1.0%            9,559       1.0%      2.2 %
        Other                                    30,615       3.2%           30,316       3.2%      1.0 %
                                             -----------   -------       -----------   -------    ------
             Total Consumer Loans               402,109      42.5%          378,385      40.2%      6.3 %
                                             -----------   -------       -----------   -------    ------
             Total Loans Receivable             945,089     100.0%          940,525     100.0%      0.5 %
                                                           =======                     =======    ======
Allowance for Loan Losses                        (9,906)                    (10,239)
                                             -----------                 -----------
        Loans Receivable, Net                 $ 935,183                   $ 930,286
                                             ===========                 ===========


                         ASSET QUALITY DATA
                       (Dollars in thousands)

Total Nonperforming Assets (*)                $   8,452                   $   7,962
Nonperforming Assets to Total Assets              0.59%                       0.57%
Allowance For Loan Losses to
  Nonperforming Loans                            122.5%                      135.8%

(*) Nonperforming Assets consist of nonaccruing loans, accruing loans more than 90 days past due and foreclosed property.


                              DEPOSITS
                       (Dollars in thousands)

                                      June 30,     % of         December 31,   % of        %
                                        2001       Total            2000       Total     Change
                                  -------------   --------     -------------  -------   -------
Noninterest Bearing DDA              $ 146,866     11.9%         $ 129,468     11.3%     13.4%
NOW Accounts                           213,494     17.2%           182,668     16.0%     16.9%
Money Market Deposits                   79,911      6.5%            75,204      6.6%      6.3%
                                  -------------   -----       -------------   -----     -----
     Total Demand Deposits             440,271     35.6%           387,340     33.9%     13.7%
Savings Deposits                       207,036     16.7%           186,782     16.3%     10.8%
Certificates of Deposit                590,398     47.7%           569,065     49.8%      3.7%
                                  -------------   -----       -------------   -----     -----
         Total Deposits            $ 1,237,705    100.0%       $ 1,143,187    100.0%      8.3%
                                  =============   =====       =============   =====     =====